Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2025 related to the consolidated financial statements of Capstone Holding Corp. appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ GBQ Partners LLC

Columbus, Ohio

October 23, 2025